                                                                                            Exhibit 10(l)(2)

AMENDMENT NO.1
TO
ALLTEL CORPORATION BENEFIT RESTORATION PLAN

WHEREAS, ALLTEL Corporation (the “Company”) amended
and restated the ALLTEL Corporation Benefit Restoration Plan (the “Plan”), effective January 1, 1996; and

WHEREAS, the Company desires to further amend the Plan;

NOW, THEREFORE, BE IT RESOLVED, that the Company
hereby amends the Plan in the respects hereinafter set forth;

1.	Effective as of January 1, 1996, Section 4.02 of the Plan is amended to provide as follows:

Section 4.02. Deferrals. A Participant may elect to reduce his Excess Compensation for a Thrift Plan 401 (a) (17) Limitation Measuring Period by an amount not in excess of the amount determined for each period by the Company, and such amount shall be credited to the Participant’s Thrift Plan Excess Benefit Account. Any such election shall be in writing on a form provided therefore by the Company, shall be irrevocable and shall be delivered to the Company prior to the first day of the Thrift Plan 401 (a) (17) Limitation Measuring Period to which it relates. Notwithstanding the immediately preceding sentence, such election may be delivered during the Thrift Plan 401 (a) (17) Limitation Measuring Period in which an employee first becomes a Participant with respect to the Thrift Plan, but with respect only to the Excess Compensation attributable to services performed subsequent to the delivery of the election, provided that the Participant delivers the election to the Company within 30 days after his designation of eligibility to become a Participant.

2.	Effective as of January 1, 1996, the Plan is amended to add a new Section 4.02-A immediately following Section 4.02 to provide as follows:

Section 4.02-A. Allocation of Employer Matching Contributions.  For each Participant employed by a Matching Employer under the Thrift Plan during a Plan Year, there shall be credited to such Participant’s Thrift Plan Excess Benefit Account an amount equal to the Basic Employer Matching Contribution and Additional Employer Matching Contribution that would have been made to the Thrift Plan for such Plan Year if the Participant’s compensation reductions under Section 4.02 above (to the extent of 6% of the Participant’s Excess Compensation) had been Matched Salary Deferral Contributions under the Thrift Plan and had the Thrift Plan contained no limitation with respect to the Section 401 (a) (17) of the Code, Section 415 of the Code, Section 402 (g) of the Code, Section 401(k) of the Code and Section 401(m) of the Code. Any credits described in the immediately preceding sentence shall be made only to the extent that the Participant has not received from the Thrift Plan or otherwise a payment in respect of the limitation under the Code. In accordance with the rules established by the Company, compensation deferred by a Participant under the ALLTEL Corporation Executive Deferred Compensation Plan, the ALLTEL Corporation Performance Incentive Compensation Plan, and the ALLTEL Corporation Long-Term Performance Incentive Compensation Plan may be taken into account as compensation reductions for purposes only of determining credits to the Participant’s Thrift Plan Excess Benefit Plan Account under this Section 4.02-A.

3.	Effective as of January 1, 1996, the Plan is amended to add a new Section 4.02-B immediately following Section 4.02-A to provide as follows:

Section 4.02 B. Allocation of Employer Qualified Nonelective Contribution.
For each Plan Year that a Participant receives an allocation of the Employer Qualified Nonelective Contribution under the Thrift Plan, there shall be credited to such Participant’s Thrift Plan Excess Benefit Account an amount equal to the amount of the Employer Qualified Nonelective Contribution that would have been made with respect to the Participant’s Excess Compensation for such Plan Year had the Participant’s Excess Compensation for Plan Year been taken into account as Compensation for such Plan Year under the Thrift Plan; determined without regard to the limitation under Section 415 of the Code. For purposes of this Section 4.02-B only, Excess Compensation shall include compensation deferred by a Participant under the ALLTEL Corporation Executive Deferred Compensation Plan, the ALLTEL Corporation Performance Incentive Compensation Plan, and the ALLTEL Corporation Long-Term Performance Incentive Compensation Plan.

4.	Effective as of January 1, 1996, the Plan is amended to add a new Section 4.02-C immediately following Section 4.02-B to provide as follows:

Section 4.02-C. Credits to Participant’s Thrift Plan Excess Benefit Account.
Credits to Participant’s Thrift Plan Excess Benefit Account under Section 4.02, 4.02-A, and 4.02-B shall occur at the same time(s) and in the same manner as such credits would have been made to the appropriate account(s) under the Thrift Plan if the amount(s) of such credits had been Salary Deferral Contributions under the Thrift Plan or Employer Contributions under the Thrift Plan, as applicable.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed on this 26th day of October, 1996.

ALLTEL CORPORATION

By: /s/ John L. Comperin
Vice President